Exhibit 4.2

EXHIBIT B-2

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

ARCA BIOPHARMA, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CW	June 16, 2015

Void After June 16, 2022

THIS CERTIFIES THAT, for value received,                      , with its principal office at                             , or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from ARCA biopharma, Inc., a Delaware corporation, with its principal office at 11080 CirclePoint Rd., Suite 140, Westminster, CO 80020 (the “Company”) up to                      shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of Warrants being issued pursuant to the terms of the Securities Purchase Agreement, dated June 10, 2015, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the respective meanings:

(a) “Exercise Period” shall mean the period commencing December 13, 2015, 180 days after the Closing Date, and ending June 16, 2022, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $0.8716 per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the shares of the Company’s Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to pursuant to Sections 5 and 6 below.

2. EXERCISE OF WARRANT.

2.1 Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) pursuant to a cashless exercise, as described below; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, Exercise Shares shall be issued and registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, within a reasonable time after the rights represented by this Warrant shall have been so exercised.  The Exercise Shares shall be issued in certificate form if so requested.

The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, and the date of receipt by the Company of the foregoing shall be deemed the date of exercise of this Warrant.  On such date of exercise, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A) B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the Current Market Price of one share of Common Stock (on the date of calculation).

“Current Market Price” means on any particular date:

(a) if the Common Stock is traded on The Nasdaq Global Market or The Nasdaq Capital Market, the closing price of the Common Stock of the Company on such market on the day prior to the date of exercise of the Warrant as reported by Bloomberg Financial Markets (“Bloomberg”) (or comparable reporting service if Bloomberg is not then reporting sales prices of such security);

(b) if the Common Stock is traded on any registered national stock exchange but is not traded on The Nasdaq Global Market or The Nasdaq Capital Market, the closing price of the Common Stock of the Company on such exchange on the day prior to the date of exercise of the Warrant as reported by Bloomberg (or comparable reporting service if Bloomberg is not then reporting sales prices of such security);

(c) if the Common Stock is traded over-the-counter, but not on The Nasdaq Global Market, The Nasdaq Capital Market or a registered national stock exchange, the last sales price of the Common Stock of the Company on the day prior to the date of exercise of the Warrant as reported by Bloomberg (or comparable reporting service if Bloomberg is not then reporting sales prices of such security), or, if no sales price is so reported, the last bid price of the Common Stock of the Company on the day prior to the date of exercise of the Warrant as reported by Bloomberg (or comparable reporting service if Bloomberg is not then reporting sales prices of such security); and

(d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the board of directors of the Company as of the date of exercise of the Warrant.

2.3 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Exercise Shares shall be treated as provided in Section 6 hereof.

2.4 No Settlement for Cash. The Warrant cannot be settled with the Company for cash.

2.5 Exercise Limitation. Notwithstanding any provisions herein to the contrary, the Holder shall not be entitled to exercise this Warrant for a number of Exercise Shares in excess of that number of Exercise Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder to exceed 9.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing provision, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such provision is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period and applying only to the Holder and not to any other holder of Warrants sold in the Offering). For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three trading days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 11 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.4 Notice of Expiration. In the event this Warrant is still outstanding, the Company shall provide written notice to the Holder of the impending expiration of this Warrant no more than 90 days and no less than 60 days prior to June 16, 2022 (the “Expiration Date”). In the event that immediately prior to the close of business on the Expiration Date, the Current Market Price of one share of Common Stock (as determined in accordance with Section 2.2 above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 2.2 above, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 2.2 above and this Section 3.4.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or, except in accordance with the provisions of Article 6 of the Purchase Agreement, the Exercise Shares, and except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article 6 of the Purchase Agreement or pursuant to and in accordance with the Securities Act.

4.2 Securities Are Not Registered.

(a) The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Warrant and the Exercise Shares for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Purchase Agreement, the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or

Exercise Shares under the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

(b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form; provided, that such legend shall be removed (or such Exercise Shares shall be issued without such legend upon exercise of this Warrant) as required pursuant to Section 3.8(b) of the Purchase Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

5. ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be appropriately and proportionately adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide all Holders a certificate from its Chief Accounting Officer notifying such Holders in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then Current Market Price of an Exercise Share by such fraction.

7. CERTAIN EVENTS. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the stockholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require stockholder approval (each, an “Event”), the Company shall provide to the Holder 15 days’ advance written notice of such Event, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3 hereof, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least a majority of the number of Exercise Shares then issuable upon exercise of the Warrants sold in the Offering, provided, however, that such modification, amendment or waiver is made with respect to all Warrants issued in the Offering and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses in the Company’s records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.

15. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of June 16, 2015.

ARCA biopharma, INC.

By:

Name:	Michael R. Bristow

Title:	Chief Executive Officer

Address:	11080 CirclePoint Rd., Suite 140
Westminster, CO 80020
Attention: Chief Accounting Officer
Facsimile: (720) 208-9261

NOTICE OF EXERCISE

TO: ARCA biopharma, Inc.

(1) The undersigned hereby elects to (check one box only):

❑ purchase          shares of the Common Stock of ARCA biopharma, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares, together with all applicable transfer taxes, if any.

❑ purchase the number of shares of Common Stock of the Company by cashless exercise pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to          shares, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that: (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and that the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with section 4.3 hereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.